U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2009

Nutra Pharma Corp.
(Exact name of registrant as specified in its charter)

California	000-32141	91-2021600
(State or jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1537 NW 65th Avenue
Plantation, FL 33313
(Address of principal executive offices) (Zip Code)

Registrant's telephone number: 954 509-0911

(Former name or former address, if changed since last report)

Item 4.01 Changes in Registrant’s Certifying Accountant

On December 24, 2009, Nutra Pharma Corp. (the “Registrant”) filed a Form 8-K reporting that on December 18, 2009, the Registrant changed accountants from Stark Winter Schenkein & Co., LLP. (“SWS”) to Kingery and Crouse P. A. (“KCPA”).  The purpose of amendment number 1 to this Form 8-K is to correct the inadvertent error in the December 24, 2009 Form 8-K filing regarding the statement in Item 4.01, Section (a) (1) (i), that the SWS engagement partner, Neil Winter, became associated with KCPA on December 18, 2009, when in fact he will become associated as a partner with KCPA on January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Nutra Pharma Corp.

DATED: December 31, 2009
/s/	Rik Deitsch
Rik Deitsch, President, Chief Executive Officer